EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (333-281947, 333-257807, 333-213094) and Form S-8 (333-288050, 333-272983, 333-257808, 333-233628, 333-226358, 333-219448, 333-197934, 333-183513, 333-161630, 333-155598, 333-147866, 333-135822, 333-127716, 333-117885, 333-107700, 333-97541, 333-67480, 333-45736, 333-86091, 333-57573, 333-32161) of our report dated April 2, 2026 relating to the consolidated financial statements of IRIDEX Corporation, which appears in this Annual Report on Form 10-K.

/s/ BPM LLP

San Jose, California

April 2, 2026